Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-82012, No. 033-63513, No. 333-77072, No. 333-127958, No. 333-127959, No. 333-139230, No. 333-169330, No. 333-211513) and Form S-8 (No. 033-60141, No. 033-64507, No. 333-07223, No. 333-18353, No. 333-18355, No. 333-39175, No. 333-71023, No. 333-71021, No. 333-31526, No. 333-31540, No. 333-31632, No. 333-47648, No. 333-52200, No. 333-56874, No. 333-64174, No. 333-81146, No. 333-102096, No. 333-106173, No. 333-116547, No. 333-117176, No. 333-119872, No. 333-126403, No. 333-140252, No. 333-141986, No. 333-148107, No. 333-155266, No. 333-170326, No. 333-175783, No. 333-179268, No. 333-191889, No. 333-212847) of Symantec Corporation of our report dated June 2, 2016 relating to the financial statements of Blue Coat, Inc., which appears in this Current Report on Form 8-K/A of Symantec Corporation.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 5, 2016